UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2026

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2026, Chino Valley Properties, LLC (“Chino Valley”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), and 2148 Chino LLC (“2148 Chino”) entered into the First Amendment to Real Estate Purchase and Sale Agreement (the “First Amendment”). The First Amendment amended that certain Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) originally entered into by and among Chino Valley, Broken Arrow Herbal Center, Inc. (“Broken Arrow”), Green Valley Group, LLC (“Green Valley”) and Kingman Property Group, LLC (“Kingman”), pursuant to which the Company, through Chino Valley, Green Valley and Kingman, agreed to sell to Broken Arrow three properties consisting of (i) the property commonly known as 1732 W. Commerce Point Place, Green Valley, Arizona 85614 (the “Green Valley Property”), (ii) the property commonly known as 2095 E. Northern Avenue, Kingman, Arizona 86409 (the “Kingman Property”), and (iii) the property commonly known as 2144-2148 N. Road 1 East, Chino Valley, Arizona 86323 (the “Chino Property”). Broken Arrow assigned all of its right, title and interest as purchaser under the Purchase Agreement with respect to the Chino Property to 2148 Chino on April 22, 2026.

On June 30, 2026, the closing with respect to the Green Valley Property and the Kingman Property was effectuated, and Broken Arrow timely exercised its right under the Purchase Agreement to extend the closing date with respect to the Chino Property to August 31, 2026, subject to Broken Arrow’s right to extend such closing date to September 30, 2026, on the terms and conditions set forth in the Purchase Agreement.

Pursuant to the terms of the First Amendment, the purchase price allocation for the Chino Property was reduced by $800,000 (i.e. from $8,000,000, as initially provided in the Purchase Agreement, to $7,200,000). Additionally, Chino Valley granted 2148 Chino a $70,000 credit against the purchase price, representing the tenant security deposit held by Chino Valley under the existing Chino Valley lease. Upon application of this credit, Chino Valley’s obligation to return the security deposit will be fully satisfied and discharged. Additionally, 2148 Chino agreed to pay the full purchase price allocation in cash, without any seller or third-party financing, and Chino Valley agreed to pay 100% of any and all closing costs, including escrow fees.

The closing of the Chino Valley sale is set for August 31, 2026.

Except as set forth in the First Amendment, the Purchase Agreement remains in full force and effect.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

In connection with entry into the First Amendment, the Company expects that the parties to the Asset Purchase Agreement (the “MBO APA”), dated as of January 15, 2026, by and among the Company, Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC, ZP RE Holdings, LLC, and BPB Partners, LLC (“BPB Partners”) will amend the MBO APA to increase the purchase price that BPB Partners will pay under the MBO APA by $800,000 (i.e. the purchase price will increase from $7,000,000 to $7,800,000), offsetting the $800,000 reduction in the Chino Valley sale price, such that the net consideration to the Company’s stockholders upon closing the will remain the same.

There can be no assurance as to when or whether the closing conditions with respect to the MBO APA will be satisfied or waived, as to whether stockholders will approve the sale of the rights, title, and interest in and to the Company’s business, as described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), and the assets, properties, and rights of the seller parties, other than the excluded assets, which represents the sale of substantially all of the assets of the Company pursuant to the terms of the MBO APA (the “Asset Sale”) and adopt the MBO APA, as to when or whether the Asset Sale will be consummated, or as to when or whether the parties to the MBO APA will amend the MBO APA in light of the First Amendment. This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. Stockholders and investors are urged to read the definitive proxy statement and other relevant documents filed with the SEC carefully and in their entirety because they contain important information about the proposed transaction.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Real Estate Purchase and Sale Agreement, dated as of August 12, 2026, between Chino Valley Properties, LLC and 2148 Chino LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: August 18, 2026	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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